SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             MARKETCENTRAL.NET CORP.
               (Exact name of registrant as specified in charter)

                                    formerly

                     ALL AMERICAN CONSULTANT AIRCRAFT, INC.

                          GREAT AMERICAN LEASING, INC.

 Texas                                                                76-0270330
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

6401  South  Boston,  Q205,  Englewood  CO                                 80111
(Address  of  principal  executive  offices)                         (Zip  Code)


                            CONSULTING AGREEMENTS (3)
                              (Full Title of Plan)

                                 William Stocker
                                 Attorney at Law
                     34700 Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
                    phone (949) 248-9561  fax (949) 248-1688

                               (Agent for Service)

                                  July 20, 2001

                       CALCULATION OF REGISTRATION FEE (1)

--------------------------------------------------------------------------------
Title of Securities to.  Amount to be    Proposed    Proposed   Amount of
be Registered . . . . .  Registered      Maximum     Maximum    Registration
                         Offering        Aggregate   Fee
                         Price per Unit  Offering
                         Price
--------------------------------------------------------------------------------
0.001 par value. . . .   1,400,000       $     0.08  $ 112,000  $       29.57
Common Stock. . . . . .  shares          per share
--------------------------------------------------------------------------------


   1 The securities of the Issuer are presently trading or listed for trading on the Non-NASDAQ Bulletin Board of the NASD or elsewhere. The price is determined accordingly by reference to the last trading date, July 19, 2001, average close, discounted by 50%.

                                        1


                                     PART II

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

     (a) The Registrant's Form 10-SB containing Audited Financial Statements for the Registrant's last fiscal year;

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

     (c) The Issuer's Common Equity Voting Stock ("Common Stock") Registered under '12(g) of the 1934 Act, as described in Form 10-SB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Texas a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. No market presently exists for the securities of this Issuer.


ITEM  4.  DESCRIPTION  OF  SECURITIES.  Not  Applicable.  See  Item  3(c).


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     The service providers have an interest in the securities requested to be issued.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The  following  provision is contained in the Articles of Incorporation, in
Article  IX,  provides:

           Each Director and officer or former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad

                                        2


faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonable if the action, suit, or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his Office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

ITEM  8.  EXHIBITS.

     Provided as an exhibit hereto is the Consulting Agreement for services. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.08 per share per $0.08 of services performed.

ITEM  9.  UNDERTAKINGS.

     Not  Applicable.

                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 20, 2001.


                             MARKETCENTRAL.NET CORP.
                               A TEXAS CORPORATION

                                       by


/s/Paul  Taylor     /s/Paul  Taylor
Paul  Taylor           Paul  Taylor
President/Director     Secretary/Director

                                        3


--------------------------------------------------------------------------------
                                    EXHIBIT 1

          CONSULTING AGREEMENT BETWEEN CHARLES VAN MUSSCHER AND ISSUER
--------------------------------------------------------------------------------

     MarketCentral.net
     6401  South  Boston  Street
     Englewood
     Colorado  80111
     Tele  (720)  489  1315
     Fax  (720)  489  9485

                                          Paul Taylor   direct line 720 489 9041
                                             Email  paultaylor@marketcentral.net
   WEDNESDAY,  JULY  18,  2001
     Charles  van  Musscher
     Robert-Koch-Strasse  16
     82031  Gruenwald,  Germany

                            RE: ENGAGEMENT AGREEMENT
     Between
     MARKETCENTRAL.NET  CORP.
     (Referred  to  as  Company  )
     6401  South  Boston  Street
     Englewood,  CO  80111

     And

     CHARLES  VAN  MUSSCHER
      (Referred  to  as  Consultant  )
     Robert-Koch-Strasse  16
     82031  Gruenwald,  Germany

     WHEREAS, The Company desires to engage the services of Consultant and Consultant will use his best efforts to provide the following services to the
Company:  and

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

              1. SERVICES.   Services shall include the following:

a) Assist the Company in its ongoing Public Relations efforts in Europe including but not limited to arranging follow-up meetings with investors, brokers and other parties similarly involved as well as journalists interviews so as to enhance the image of the Company with the European financial community.

b) Arrange a two-day, three-city road show presentation with representatives of the Company in Germany.

c) Evaluating and consulting the Company concerning any European financing proposals, strategic relationships, joint ventures, and business opportunities the Company may receive.

d) Acting as the liaison for the Company with the Specialist in Germany concerning the Company s German listing.

2. COMPENSATION. Consultant s remuneration for the above services outlined will be as follows: $75,000 USD or approximately 500,000 shares. If shares are issued in lieu of cash, then shares are to be DTC to:

     Global  Capital  Securities  Corp.
     6300  S.  Syracuse  Way,  Suite  645
     Englewood,  CO  80111
     DTC#  0331   Fiserv  Correspondent  Services
     FBO:  Global  Capital  Securities  Corp.
     FFC:  Charles  van  Musscher
     Acct  #  81734935

3. TERM. The term of this Agreement shall be for a period of six (6) months from the date of execution but may be terminated by the Company at any time within 90 days from the execution of this agreement and for any reason effective three (3) days after delivery of written notice of termination by the terminating party.


4. FINDERS FEE. Consultant represents that it is not a licensed broker-dealer and will not structure or negotiate the terms of any financing that the Company may be offered or pursue as a result of being introduced to any of Consultant s SOURCES. The Company does represent and agree, however, that it will be responsible for the payment to Consultant of a finder s fee equal to 5% of the gross proceeds of any financing raised through one of Consultant s introduced SOURCES. The Company agrees that the 5% finder s fee shall be paid directly out of escrow upon funding if an escrow agent is used, otherwise, the Company shall pay Consultant immediately upon funding.


5. INDEMNIFICATION. The Company agrees to indemnify and hold Consultant, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorney's fees) arising or resulting from or related to Consultant's performance of the services pursuant hereunder, unless they are due to breach of this agreement or gross negligence or willful misconduct of Consultant. Consultant agrees to indemnify and hold the Company, its attorneys and all of its officers, directors, employees, affiliates and agents harmless from and against any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations and expenses (including actual attorney's fees) arising or resulting from or related to Consultant's performance of the services pursuant hereunder, unless they are due to misrepresentations or breach of this agreement by the Company.

6. LAW, FORUM AND JURISDICTION. This agreement shall be construed and interpreted in accordance with the laws of the State of Florida. The parties agree that any dispute arising under or with respect to or in connection with this agreement, whether during the term of this agreement or at any subsequent time, shall be resolved fully and exclusively by binding arbitration in accordance with the commercial rules then in force of the American Arbitration Association and the proceedings taking place in Jacksonville, Florida.

7. ATTORNEY'S FEES. In the event that any party institutes any action to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8. CONFIDENTIALITY. The Company and Consultant agree that unless and until mutually agreed upon, they and their representatives will hold in strict confidence all data and information obtained with respect to the other party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except:

(i) to the extent such data or information are a matter of public knowledge or are required by law to be published; and,

(ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

9. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof. This agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof and there are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto. This agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Wherefore,  the  parties  have  executed  this  Agreement  this  July  20, 2001.


CHARLES  VAN  MUSSCHER                                       MARKETCENTRAL.NET
CORP.

By:  /s/  Charles  van  Musscher                    By:  /s/  Paul  Taylor
Charles  van  Musscher                                        Paul  Taylor
                                                              CEO

--------------------------------------------------------------------------------
                                    EXHIBIT 2

           CONSULTING AGREEMENT BETWEEN MICHAEL P. WILLIAMS AND ISSUER
--------------------------------------------------------------------------------

                              CONSULTING AGREEMENT


THIS  CONSULTING  AGREEMENT  ( Agreement ) is made and entered into this Monday,
July 16, 2001, effective as of Friday, July 20, 2001(the Effective Date ), between MarketCentral.net, a Texas corporation (the Company ), and Michael P. Williams ( Consultant ).

     For and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TERM AND TERMINATION. This Agreement shall commence on the Effective Date and shall continue for a period of six months thereafter (the termination date being referred to as the Expiration Date ) unless earlier terminated by either party for any reason upon not less than ten days notice given to the other party. Notwithstanding any such termination, expense reimbursement payable to Consultant by the Company as provided herein shall be paid promptly in accordance with this Agreement.

2. SERVICES AND RECORDS. The Company hereby engages the Consultant to provide Internet Protocol Interface Programming Services ( the Services ) Consultant accepts such engagement and agrees to timely perform the Services fully, faithfully and in a professional manner. The scope of the Services shall be defined by the Company and shall be performed within the time frame agreed upon between the Company and Consultant. Electronic mail shall serve as an acceptable form to authorize specific tasks. Consultant agrees to be available to perform the Services as reasonably required by the Company. Consultant shall perform the Services in full compliance with all applicable laws, rules and regulations.

3. COMPENSATION. In consideration of performance of future Services, the Company agrees to remunerate the Consultant with 750,000 shares of common stock. The stock will be held in physical for, by the Company until certain payment watermarks of the Consultancy have been met.

4. REIMBURSEMENT FOR EXPENSES. The Company shall reimburse Consultant for all pre-approved reasonable out of pocket expenses incurred by Consultant in the performance of Consultant's duties. Expenses shall not include Consultant s overhead such as rent, telephone, salaries and other operating expenses. Consultant will maintain such records and written receipts as may be required by the Company to substantiate such expenses.

5. CORPORATE OPPORTUNITY. Consultant acknowledges and agrees that any actual or potential opportunity within the area of interest of the Company which comes to its attention at any time during the term of this Agreement shall be made available to the Company.

6. NONCOMPETITION AND NONSOLICITATION. Consultant agrees that he will not, directly or indirectly, (i) engage in or become financially interested in any business which competes with the business of the Company or any subsidiary or affiliate of the Company, or (ii) induce or attempt to induce any employee of the Company or of any subsidiary or affiliate of the Company to terminate such employment, in all cases during the term of this Agreement and for a period of two years thereafter. Consultant acknowledges and agrees that the terms of this
Section 6 are fair and equitable in all respects and are reasonably necessary to protect the business and goodwill of the Company.

7. CONFIDENTIAL INFORMATION. Consultant agrees that during the entire term of this Agreement and at all times thereafter, any confidential information or trade secrets ( Confidential Information ) owned or used by the Company or any subsidiary or affiliate of the Company of which Consultant shall acquire knowledge shall be considered and kept by Consultant as the private, privileged and proprietary records of the Company and will not be divulged to or used by any person except on the direct authority of the Company. Consultant agrees that the Company shall be entitled, with or without notice, to temporary restraining orders and preliminary and permanent injunctions restraining and enjoining Consultant, any persons acting in concert with Consultant and any other persons having or proposed to have the use or benefit of Confidential Information or for any other breach of either Section 6 or Section 7. Confidential Information includes, without limitation, all documentation and other tangible or intangible discoveries, ideas, concepts, software, designs, drawings, specifications, techniques, models, information, source code, object code, diagrams, flow charts, procedures, know-how, financial statements and other financial information, customer and supplier lists, tax records, personnel records, accounting procedures and other business records and information, whether similar or dissimilar to the foregoing. Confidential Information also includes any information described above which the Company obtains from another person which the Company treats or designates as proprietary or confidential, whether or not owned or developed by the Company.

8. ARBITRATION. Except as provided in Section 7 above, in the event of any differences, claims or disputed matters between the parties hereto arising out of this Agreement or connected herewith, the parties agree to submit such matters to arbitration by the American Arbitration Association or its successor in the Denver, Colorado, metropolitan area. Either party can invoke arbitration upon ten days notice to the other party. The determination of the arbitrator shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Colorado, relating to arbitration. The decision of the arbitrator may be entered in a judgment in any court of the State of Texas or elsewhere. The arbitrator shall not have the power to award consequential or exemplary damages.

9. INDEMNIFICATION. To the full extent allowed by law, the Consultant shall fully protect, defend, indemnify and hold the Company harmless against and from any and all claims, losses, damages, judgments, expenses or costs, including attorneys fees and costs of investigation, incurred by it or to which it may become subject, resulting from breach of any term, representation, provision or condition of this Agreement.

10. MISCELLANEOUS. (i) This Agreement sets forth the understanding of the parties and supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by all parties; (ii) No party shall have the right to assign all or any portion of its rights, duties or obligations under this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto; (iii) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof; (iv) The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition; (v) In the event any party takes legal action against any other party in order to enforce the terms of this Agreement, the party in whose favor a final judgment or order is rendered shall be entitled to recover from the other party its reasonable attorneys' fees and costs to be fixed by the court or arbitrator which renders such judgment or order. Such fees and costs shall include those incurred in connection with any appeal or appeals;
(vi) Should any term or condition of this Agreement be determined by a court of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall remain in full force and effect; and (vii) All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery by courier, facsimile or other receipted delivery or three days following deposit in the United States mails by certified or registered mail, postage prepaid, to the party at the addresses set forth below. Any party hereto, by notice duly given, may change the address for the giving of notice.

11. LEGAL COUNSEL. Consultant acknowledges that legal counsel for the Company has prepared this Agreement; that such counsel does not, and will not, represent Consultant in connection with this Agreement and any and all transactions contemplated hereby; and that Consultant has been urged to consult with its own legal counsel.

12. REMEDIES NOT EXCLUSIVE. The remedies provided herein are not, and shall not be, exclusive but shall be cumulative with and in addition to any other remedy, which may be available to any party hereto at law or in equity, including, but not by way of limitation, damages for any breach hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

MARKETCENTRAL.NET  INC
A  TEXAS  CORPORATION


By:  /s/  Paul  Taylor
Title:     President
Addr:     6401  South  Boston  St
     Englewood,  CO  80111



By:  /s/  Michael  P.  Williams
Name:  Michael  P.  Williams
Title:   Consultant

--------------------------------------------------------------------------------
                                    EXHIBIT 3

              CONSULTING AGREEMENT BETWEEN TOM RICHFIELD AND ISSUER
--------------------------------------------------------------------------------

                                       12


                              CONSULTING AGREEMENT

Introduction. This Agreement is made and entered into this 11th day of July, 2001, by and between Tom Richfield ( Consultant ), and MarketCentral.net Corp. having its principal place of business at 6401 S. Boston St., Q205, Englewood, CO 80111 ( Client ).

Description of Services. During the term of this Agreement, Consultant will diligently use best efforts to provide consulting services related to Internet Service Provider Merger and Acquisition Candidates, Due Diligence of ISP s and general M/A consultation for Client, as decided upon by the Client.

Term of Agreement. Consultant shall be retained on an exclusive basis for a term of twelve (12) months, commencing on the date hereof.

Where Services Are to Be Performed. Consultant's services will be performed at Consultant s facilities or such other places that are deemed appropriate by Consultant.

Compensation. Client will pay 150,000 shares of MKTS common stock as a consulting fee. The compensation shall be due with the execution of this Agreement.

Reimbursement of Expenses. Client will reimburse Consultant for all authorized expenses incurred by Consultant required in connection with this Agreement. Reimbursement of expenses shall be made on the basis of itemized statements submitted by Consultant and including, whenever possible, actual bills, receipts, or other evidence of expenditures. Payment is due within ten (10) days after delivery of statements to Client.

Consultant an Independent Contractor. Consultant will furnish Consultant's services as an independent contractor and not as an employee of Client, or of any company affiliated with Client. Consultant has no power or authority to act for, represent, or bind Client, or any company affiliated with Client in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in Client's savings plan, or other benefits afforded to Client's regular employees, or those of any of Client s affiliated companies.


Confidential Information, Trade Secrets and Inventions. Consultant will treat as proprietary and confidential any Confidential Information, Trade Secrets and Inventions, belonging to Client, or affiliated companies, or any third parties, disclosed to Consultant in the course of Consultant's services. For purposes of this Agreement, "Confidential Information, Trade Secrets and Inventions" means all information, processes, process parameters, methods, practices, techniques, plans, computer programs and related documentation, customer lists, price lists, supplier lists, marketing plans, advertising materials, financial information, and all other compilations of information which relate, directly or indirectly, to the business and/or operations of Client and/or which have not been intentionally disclosed by Client to the general public, and/or which may give the Client an opportunity to obtain an advantage over other competitors, persons or parties, regardless of the source from, or method or manner by which Consultant may have acquired same.

                                       13


Inside Information -- Securities Laws Violations. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the U.S. federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly to any third party, nor will Consultant provide advice to any other party concerning any decision to buy, sell, or otherwise deal in securities of the Client or those of any of Client's affiliated companies falling within the jurisdiction of U.S. securities laws.

Warranty That Agreement Does Not Contemplate Corrupt Practices-Domestic or Foreign. Consultant represents and warrants that (a) all payments under this Agreement constitute compensation for services performed and (b) this Agreement and all payments, and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise, or authorization of payment of any money or gift to an official or political party of, or candidate for political office in, any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in his, her, or its official capacity, or to induce such official, party, or candidate to use his, her, or its influence with a government to affect or influence any act or decision of such government to assist Client in obtaining, retaining, or directing business to Client, or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

General  Provisions.

     Successors and Assigns. This Agreement is intended to benefit and is binding on (i) the successors and assigns of Consultant and (ii) the heirs and legal successors of Client.

     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas and shall be enforceable only in any U.S. District Court of Texas in spite of the fact that Consultant may perform services hereunder in various jurisdictions.

     Separate Enforcement of Provisions. If for any reason a part of this Agreement is unenforceable, the remainder of the Agreement shall be enforced to the extent possible.

     Modification of Agreement. This Agreement may only be modified in writing signed by both the (i) Client and (ii) the Consultant.

     Effective Date. Regardless of when executed, the parties expressly acknowledge and agree this Agreement is deemed to be effective on the date set forth in the first paragraph of this Agreement.

     Entire Document. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter hereof and replaces and supersedes any and all prior understandings and agreements between the parties, whether oral or written, express or implied.

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     Indemnity.  Each  party  hereby  expressly agrees to indemnify and hold the other party, its officers, directors, agents and employees, harmless from and against any and all losses, costs, damages, claims or liabilities, of what-soever nature, including, without limitation, attorneys' fees, arising from
(i) any breach of this Agreement or (ii) the fact that any representation made herein by Client was false or misleading when made. Client shall indemnify and hold Consultant harmless from any claims arising from the services performed hereunder, or any portion thereof.

     Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding and specifically enforceable arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration hereunder shall be held only in Englewood, CO and enforced only in the state district court situated therein. No appeals shall be permitted.

     Execution of Agreement. This Agreement shall be deemed to have been executed in Englewood, CO.


Consultant:     TOM  RICHFIELD
By:/s/  Tom  Richfield
        Tom  Richfield

Client:  MarketCentral.net  Corp.
By:/s/  Paul  Taylor
       Paul  Taylor

                                       15


--------------------------------------------------------------------------------
                                    EXHIBIT 4

                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                       16


                                 LAW OFFICES OF
                                 William Stocker
                      34700  Pacific Coast Highway, Suite 303
                            Capistrano Beach CA 92624
                      phone  (949)  248-9561 fax (949) 248-1688


                                  July 20, 2001
To  the  President  and  the
Board  of  Directors
MarketCentral.net  Corp.
6401  South  Boston  Street
Englewood  CO  80111     re:  Opinion  of  Special  Counsel

     Dear  Gentlemen:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants in the amount of $112,000 in the form of 1,400,000 shares of common stock to be registered thereby.

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is Registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The three Engagement Agreements are not qualified plans of any kind or sort and are not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the rate of $0.08 per share for $0.08 of services performed. These services were duly invoiced pursuant to an agreed time-fee agreement, and none of the services billed or performed pursuant to the three Engagement Agreements were direct or indirect commissions or compensation for raising funds for the Issuer.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.

                                Very Truly Yours,

                               /s/William Stocker
                                 William Stocker
                           special securities counsel

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